Exhibit 23.6

CONSENT OF INDEPENDENT INDUSTRY RESEARCH FIRM

We hereby consent to the references to our firm in this Registration Statement on Form S-4 of Blackstone Products, Inc. (the “Registration Statement”) and to the use of information from our reports dated August 2020 and July 2021. We also consent to all references to us contained in such Registration Statement.

BURSHEK RESEARCH AND CONSULTING

/s/ John A. Burshek

Name:	John A. Burshek
Title:	President

February 15, 2022